UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): January 4, 2007

AT&S Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-31698

Nevada (State or Other Jurisdiction of Incorporation or Organization)	333-124440 (Commission File Number)	20-0472144 (I.R.S. Employer Identification No.)

3505 Manchester Trafficway
Kansas City, Missouri 64129
                  (Address of Principal Executive Offices, Including Zip Code)

(816) 765-7771
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01 Other Events

January 4, 2007, our wholly owned subsidiary American Trailer and Storage, Inc. (“American Trailer”) received service of process with respect to a civil action brought against it by Jeffery Orr, a former officer, director and employee of American Trailer. Orr currently owns more than 5% of our outstanding common stock.

In his civil proceeding, which was brought in the Circuit Court of Jackson County, Missouri, Orr contends American Trailer breached its written employment contract with him as a result of nonpayment of compensation and benefits. Mr. Orr seeks damages in the amount of $200,000 for such alleged breach.

In the same action, Orr has also brought civil claims against our current officers and directors, Richard G. Honan and Richard G. Honan, II. More specifically, Orr contends that Richard G. Honan and Richard G. Honan, II, as directors and shareholders of American Trailer, breached fiduciary duties they owed to him. According to Orr’s complaint, these individuals failed to discharge their fiduciary obligations by causing American Trailer to grant warrants and issue promissory notes to Richard G. Honan without adequate consideration and by diluting Mr. Orr’s ownership in the Company. Orr also asserts that these individuals breached their fiduciary obligations by dissipating corporate assets and by removing Mr. Orr from the American Trailer board of directors. Orr seeks damages in excess of $75,000 for such alleged breaches. Mr. Orr further contends that Richard G. Honan and Richard G. Honan, II made various fraudulent and/or negligent statements to Mr. Orr about future compensation and benefits that Orr would be entitled to receive from American Trailer and the amount of loans that Richard G. Honan had made to American Trailer. Orr contends these statements were made for the purpose of inducing him to consent to certain corporate actions and enticing him to make capital investments and to forego salary and other benefits. With respect to these claims, Mr. Orr seeks compensatory and punitive damages from these individuals.

In addition to theses monetary claims, Orr seeks an order from the court requiring Richard G. Honan, Richard G. Honan, II and American Trailer to provide a corporate accounting as required by Missouri law. Moreover, Mr. Orr seeks a court order that American Trailer be judicially dissolved and liquidated and that a receiver be appointed to take possession of American Trailer’s assets.

With respect to the claims against American Trailer, we believe Orr’s claims are completely without merit both factually and legally. Accordingly, American Trailer intends to vigorously defend against the claims. Richard G. Honan and Richard G. Honan, II have both advised us that they believe Mr. Orr’s claims against them are without basis and that they intend to vigorously defend against these claims.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2007  AT&S Holdings, Inc.

By: /s/ Richard G. Honan
        Richard G. Honan
Chairman of the Board and Chief Operating Officer